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                                                                   EXHIBIT 99.13



                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), effective as of July 1, 2002, is among Kingspark LLC, a Delaware limited liability company (the "Company"), K. Dane Brooksher, an individual ("Seller"), and ProLogis, a Maryland real estate investment trust ("Purchaser").

         WHEREAS, Seller owns a 5% membership interest (the "Membership Interest") in the Company, and is the sole manager of the Company;

         WHEREAS, Seller and Purchaser have agreed pursuant to a letter agreement dated July 1, 2002 that Purchaser will acquire Seller's Membership Interest; and

         WHEREAS, Seller desires to sell and Purchaser desires to purchase the Membership Interest of the Seller, subject to the terms described herein, and thereby become the sole member of the Company.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions herein set forth, Purchaser agrees to purchase and Seller agrees to sell on the date hereof (the "Closing Date") the Membership Interest owned by Seller, free and clear of all liens, encumbrances, claims and security interests, for the return to Seller of the promissory note (the "Promissory Note") dated January 5, 2001 in the original principal amount of $40,557.50 from Seller to Purchaser (collectively, the "Purchase Price").

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller and Purchaser as follows:

         (a) Due Organization. The Company is duly organized and validly existing as a limited liability company under the laws of the State of Delaware.

         (b) Authorization. The Company has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of


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                  this Agreement will be a violation of any of the terms,
                  conditions or provisions of the Company's Certificate of Formation or Limited Liability Company Agreement or of any material agreement or instrument to which it is a party or by which it or its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

         (c) Brokers. The Company has not employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company and Seller as follows:

         (a) Due Organization. Purchaser is duly organized and validly existing as a real estate investment trust under the laws of the State of Maryland.

         (b) Authorization. Purchaser has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by all necessary action on the part of Purchaser and has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of Purchaser's Declaration of Trust or Bylaws or of any material agreement or instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or its or their material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

         (c) Purchaser has not employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finder's fees in connection with transactions contemplated by this Agreement.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser and the Company as follows:

         (a) Authority. Seller is at least 21 years of age and is competent to execute this Agreement and to make the representations, warranties and covenants herein contained and constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms,



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                  except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of any material agreement or instrument to which Seller is a party or by which Seller may be bound, or constitute a default or create a right of termination or acceleration thereunder.

         (b) Title. Seller owns the Membership Interest free and clear of all liens, encumbrances, claims and security interests.

         (c) Access to Information. Seller has been supplied with and has reviewed the most recent financial information of the Company, and has had access to such information as it deems relevant to entering into the Agreement and has had the opportunity to inquire of management of the Company as to any of such information.

5. Public Announcements. The parties hereto will consult with each other before issuing, and provide each other with the reasonable opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other party is notified promptly by the disclosing party of such press release or public statement.

6. Closing. The purchase and sale of the Membership Interest (the "Closing") shall take place at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois, at which time the parties shall make the deliveries described below. At the Closing, in addition to any other documents required to be delivered under this Agreement, the parties hereto shall deliver the documents described below:

         (a) Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered the following to Seller:

                  (i) the originally executed Promissory Note marked "cancelled"; and

                  (ii) a certificate of Purchaser's secretary certifying resolutions of the Trustees of Purchaser approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officers of Purchaser).

         (b) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered the following:

                  (i) a certificate of the Company's secretary, certifying resolutions of the members of the Company, approving this Agreement and the transactions contemplated hereby (together with incumbency and signature certificates regarding the officer(s) signing on behalf of the Company).



                                                                               3
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         (c)      Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered the following to Purchaser:

                  (i) an executed Assignment of Membership Interest in substantially the form attached hereto as Exhibit A.

7. Conditions to the Obligations of the Parties. The obligations of each of the parties are subject to the fulfillment of each of the following conditions:

         (a) Performance. Each other party shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

         (b) Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

8. Survival. The representations and warranties of the parties shall survive the Closing for a period of one year following the Closing.

9. Release and Waiver. Effective upon the Closing of the transactions contemplated hereby, except for any claims which may arise under this Agreement or for indemnification or advancement of expenses under any indemnification agreements of the Company in favor of any of the members of the Company, each party irrevocably waives, releases, remises, quitclaims, discharges and covenants not to sue the other parties, their respective predecessors, subsidiaries, parents, and affiliates, and their respective past, present, and future officers, directors, trustees, partners, members, managers, agents, employees, attorneys, and each of them regarding any and all rights, claims, demands, liabilities, benefits, grievances or causes of action that it and its successors, assigns and affiliates may have against the other parties and such persons which have resulted from the relationship between the parties with respect to the Company on or prior to the Closing Date.

10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates.

11. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by fax or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

         If to the Company:

                  Kingspark LLC
                  c/o ProLogis
                  14100 East 35th Place
                  Aurora, Colorado  80011
                  Attention:  Edward S. Nekritz
                  Fax:  (303) 576-2761



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         If to Seller:

                  K. Dane Brooksher
                  c/o ProLogis
                  14100 East 35th Place
                  Aurora, Colorado  80011
                  Fax: (303) 576-2600

         If to Purchaser:

                  ProLogis
                  14100 East 35th Place
                  Aurora, Colorado  80011
                  Attention: Edward S. Nekritz
                  Fax: (303) 576-2761

         or to such other address with respect to a party as such party shall notify the other in writing.

12. Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

13. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

14. Expenses. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

15. Captions. The Section and Paragraph captions herein are for convenience of references only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

17. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

18. Limitation of Liability. Any obligation or liability whatsoever of Purchaser which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of Purchaser's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered effective as of the day and year above written.



                                    KINGSPARK LLC



                                    By:     /s/ K. Dane Brooksher
                                            --------------------------------
                                            K. Dane Brooksher
                                            Manager

                                    PROLOGIS


                                    By:     /s/ Edward S. Nekritz
                                            --------------------------------
                                            Edward S. Nekritz
                                            Senior Vice President


                                    /s/ K. Dane Brooksher
                                    -------------------------
                                    K. Dane Brooksher



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                                    EXHIBIT A



                        Assignment of Membership Interest

         THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this "Assignment") is effective as of July 1, 2002, among K. Dane Brooksher, an individual ("Assignor"), ProLogis, a Maryland real estate investment trust ("Assignee"), and Kingspark LLC, a Delaware limited liability company (the "Company"). Capitalized terms used in this Assignment but not otherwise expressly defined herein shall have the respective meanings ascribed thereto in the Limited Liability Company Agreement of the Company, as amended (the "Operating Agreement").

         WHEREAS, Assignor desires to assign all Membership Interest owned by him to Assignee and Assignee desires to accept such assignment with the result that Assignee shall be the sole member of the Company; and

         WHEREAS, the Company desires to consent to such assignment and assumption.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby assigns, transfers and sets over to Assignee its entire Membership Interest, including all capital relating thereto and profits derived therefrom, (including, without limitation, all of the terms and conditions of the Operating Agreement). Assignor hereby accepts such assignment, and assumes all of Assignor's duties and obligations relating to such Membership Interest (including as Manager of the Company) and agrees to be bound by all of the provisions of the Operating Agreement.

2. Company Consent. To the extent required by the Operating Agreement, the Company consents to the matters set forth in this Assignment, including the appointment of Assignee as Manager of the Company.

3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


                                      A-1
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         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered effective as of the day and year above written.



                                    KINGSPARK LLC



                                    By:     /s/ K. Dane Brooksher
                                            --------------------------------
                                            K. Dane Brooksher
                                            Manager

                                    PROLOGIS


                                    By:     /s/ Edward S. Nekritz
                                            --------------------------------
                                            Edward S. Nekritz
                                            Senior Vice President


                                    /s/ K. Dane Brooksher
                                    -------------------------
                                    K. Dane Brooksher



                                      A-2